INVESTMENT MANAGEMENT
Reliable Partner | Reliable Investing®

VOYA®

(d)(1)(iii)

November 15, 2025

Voya Funds

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258-2034

Re: Management Fee Waiver

Ladies and Gentlemen:

By this letter dated November 15, 2025, we have agreed to waive a portion of the management fee payable to us under the Investment Management Agreements between Voya Investments, LLC (“VIL”) and the trusts listed on Schedule A (the “Trusts”), with respect to relevant funds listed on Schedule A (the “Funds”), as applicable. To the extent that a Fund invests in shares of an exchange-traded fund sponsored, managed or sub-advised by VIL or an affiliate thereof (an “Acquired Fund”), by this letter, we agree to waive the advisory fee we receive for advising the Fund in an amount equal to the unitary fee borne by each Fund in respect of that Fund’s assets invested in an Acquired Fund. We agree that this waiver (the “Waiver”) shall continue for the one-year period following the date of any such Fund’s next registration statement amendment or annual report (for the closed-end funds), as provided in Schedule A. Thereafter, this Waiver shall automatically renew for one-year terms with respect to a Fund, unless the Investment Manager provides written notice of the termination of this Waiver to the Chair of the Board of Trustees/Directors of a Fund within 90 days of the end of the then current term for that Fund and such termination is approved by the Board of Trustees/Directors of that Fund.

This waiver is “outside” the Fund’s expense limit arrangements under a separate expense limitation agreement (the “ELA”). This means that the Waiver does not reduce the Fund’s net operating expense ratio before the ELA is applied. The Waiver is deducted after the ELA is applied.

VIL acknowledges that any fees waived during the term of this Agreement shall not be eligible for recoupment at any time in the future.

Notwithstanding the foregoing, termination or modification of this letter requires approval by the Board of Trustees of the relevant Trusts.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

November 15, 2025

Please indicate your agreement to this reduction in fee for the aforementioned Fund by signing below where indicated.

Very sincerely,

By: /s/ Todd Modic

Name: Todd Modic

Title: Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Credit Income Fund

Voya Emerging Markets High Dividend Equity Fund

Voya Enhanced Securitized Income Fund

Voya Equity Trust

Voya Funds Trust

Voya Global Advantage and Premium Opportunity Fund

Voya Global Equity Dividend and Premium Opportunity Fund

Voya Infrastructure, Industrials and Materials Fund

Voya Intermediate Bond Portfolio

Voya Investors Trust

Voya Mutual Funds

Voya Partners, Inc.

Voya Separate Portfolios Trust

Voya Variable Funds

Voya Variable Insurance Trust

Voya Variable Portfolios, Inc.

Voya Variable Products Trust

By: /s/ Kimberly A. Anderson

Name: Kimberly A. Anderson

Title: Senior Vice President, Duly Authorized

November 15, 2025

Schedule A

Fund

Voya Credit Income Fund

Voya Emerging Markets High Dividend Equity Fund

Voya Enhanced Securitized Income Fund

Voya Equity Trust

Voya Corporate Leaders® 100 Fund Voya Global Income & Growth Fund Voya Large-Cap Growth Fund Voya Large Cap Value Fund Voya MI Dynamic Small Cap Fund Voya MI Dynamic SMID Cap Fund Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund Voya Small Cap Growth Fund

Voya Funds Trust

Voya GNMA Income Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Duration Bond Fund

Voya Short Duration High Income Fund

Voya Strategic Income Opportunities Fund

Voya VACS Series CB Fund

Voya VACS Series HYB Fund

Next Registration	Initial Renewal
Statement	Date
Update/Annual
Update
February 28, 2026	February 28, 2027
February 28, 2026	February 28, 2027
February 28, 2026	February 28, 2027
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
September 30, 2025	September 30. 2026
July 31, 2026	July 31, 2027
July 31, 2026	July 31, 2027
July 31, 2026	July 31, 2027
July 31, 2026	July 31, 2027
July 31, 2026	July 31, 2027
July 31, 2026	July 31, 2027
Voya Global Advantage and Premium Opportunity Fund	February 28, 2026	February 28, 2027
Voya Global Equity Dividend and Premium Opportunity	February 28, 2026	February 28, 2027
Fund
Voya Infrastructure, Industrials and Materials Fund	February 28, 2026	February 28, 2027
Voya Intermediate Bond Portfolio	May 1, 2026	May 1, 2027
Voya Investors Trust
Voya Balanced Income Portfolio	May 1, 2026	May 1, 2027
Voya High Yield Portfolio	May 1, 2026	May 1, 2027

November 15, 2025

	Next Registration	Initial Renewal
Fund	Statement	Date
Update/Annual

Update
Voya Inflation Protected Bond Plus Portfolio	May 1, 2026	May 1, 2027
Voya Large Cap Growth Portfolio	May 1, 2026	May 1, 2027
Voya Limited Maturity Bond Portfolio	May 1, 2026	May 1, 2027
Voya U.S. Stock Index Portfolio	May 1, 2026	May 1, 2027
VY® BlackRock Inflation Protected Bond Portfolio	May 1, 2026	May 1, 2027
VY® CBRE Global Real Estate Portfolio	May 1, 2026	May 1, 2027
VY® CBRE Real Estate Portfolio	May 1, 2026	May 1, 2027
VY® JPMorgan Emerging Markets Equity Portfolio	May 1, 2026	May 1, 2027
VY® JPMorgan Small Cap Core Equity Portfolio	May 1, 2026	May 1, 2027
VY® Morgan Stanley Global Franchise Portfolio	May 1, 2026	May 1, 2027
VY® T. Rowe Price Capital Appreciation Portfolio	May 1, 2026	May 1, 2027
VY® T. Rowe Price Equity Income Portfolio	May 1, 2026	May 1, 2027
Voya Mutual Funds
Voya Global Bond Fund	February 28, 2026	February 28, 2027
Voya Global High Dividend Low Volatility Fund	February 28, 2026	February 28, 2027
Voya Multi-Manager Emerging Markets Equity Fund	February 28, 2026	February 28, 2027
Voya Multi-Manager International Equity Fund	February 28, 2026	February 28, 2027
Voya Multi-Manager International Small Cap Fund	February 28, 2026	February 28, 2027
Voya Partners, Inc.
Voya Global Bond Portfolio	May 1, 2026	May 1, 2027
Voya Global Insights Portfolio	May 1, 2026	May 1, 2027
Voya International High Dividend Low Volatility Portfolio	May 1, 2026	May 1, 2027
VY® American Century Small-Mid Cap Value Portfolio	May 1, 2026	May 1, 2027
VY® Baron Growth Portfolio	May 1, 2026	May 1, 2027
VY® Columbia Contrarian Core Portfolio	May 1, 2026	May 1, 2027
VY® Columbia Small Cap Value II Portfolio	May 1, 2026	May 1, 2027
VY® Invesco Comstock Portfolio	May 1, 2026	May 1, 2027
VY® JPMorgan Mid Cap Value Portfolio	May 1, 2026	May 1, 2027
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	May 1, 2026	May 1, 2027
Voya Separate Portfolios Trust
Voya Investment Grade Credit Fund	July 31, 2026	July 31, 2027
Voya Securitized Credit Fund	July 31, 2026	July 31, 2027
Voya Variable Funds
Voya Growth and Income Portfolio	May 1, 2026	May 1, 2027
Voya Variable Insurance Trust
VY® BrandywineGLOBAL – Bond Portfolio	May 1, 2026	May 1, 2027
Voya Variable Portfolios, Inc.
Voya Emerging Markets Index Portfolio	May 1, 2026	May 1, 2027

November 15, 2025

	Next Registration	Initial Renewal
Fund	Statement	Date
Update/Annual

Update
Voya Global High Dividend Low Volatility Portfolio	May 1, 2026	May 1, 2027
Voya Index Plus LargeCap Portfolio	May 1, 2026	May 1, 2027
Voya Index Plus MidCap Portfolio	May 1, 2026	May 1, 2027
Voya Index Plus SmallCap Portfolio	May 1, 2026	May 1, 2027
Voya International Index Portfolio	May 1, 2026	May 1, 2027
Voya Russell™ Large Cap Growth Index Portfolio	May 1, 2026	May 1, 2027
Voya Russell™ Large Cap Index Portfolio	May 1, 2026	May 1, 2027
Voya Russell™ Large Cap Value Index Portfolio	May 1, 2026	May 1, 2027
Voya Russell™ Mid Cap Growth Index Portfolio	May 1, 2026	May 1, 2027
Voya Russell™ Mid Cap Index Portfolio	May 1, 2026	May 1, 2027
Voya Russell™ Small Cap Index Portfolio	May 1, 2026	May 1, 2027
Voya Small Company Portfolio	May 1, 2026	May 1, 2027
Voya U.S. Bond Index Portfolio	May 1, 2026	May 1, 2027
Voya Variable Products Trust
Voya MidCap Opportunities Portfolio	May 1, 2026	May 1, 2027
Voya SmallCap Opportunities Portfolio	May 1, 2026	May 1, 2027